UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 23, 2011

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On February 28, 2011, Smart Balance, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission (the “SEC”) to report that GFA Brands, Inc., a subsidiary of the Company, entered into (i) an Amended and Restated Manufacturing Agreement with Ventura Foods, LLC (the “Ventura Agreement”) and (ii) a supplemental Manufacturing Agreement with Kagome Creative Foods, Inc. (the “Kagome Agreement”).  This Form 8-K/A amends the Original Report solely to include the Ventura Agreement and the Kagome Agreement as Exhibit 10.1 and Exhibit 10.2, respectively.  All other information reported in the Original Report remains unchanged and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Amended and Restated Manufacturing Agreement, effective as of January 1, 2011, by and between GFA Brands, Inc. and Ventura Foods, LLC.*
10.2	Manufacturing Agreement, dated as of February 23, 2011, by and between GFA Brands, Inc. and Kagome Creative Foods, LLC.*

* Certain portions of these agreements have been omitted in accordance with a request for confidential treatment that the Company has submitted to the SEC.  Omitted information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2011	SMART BALANCE, INC.
(registrant)

	By:	/s/ Alan S. Gever
Alan S. Gever
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Manufacturing Agreement, effective as of January 1, 2011, by and between GFA Brands, Inc. and Ventura Foods, LLC.*

10.2	Manufacturing Agreement, dated as of February 23, 2011, by and between GFA Brands, Inc. and Kagome Creative Foods, LLC.*

* Certain portions of these agreements have been omitted in accordance with a request for confidential treatment that the Company has submitted to the SEC.  Omitted information has been filed separately with the SEC.